Exhibit (J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of IndexIQ ETF Trust of our report dated June 28, 2021, relating to the financial statements and financial highlights, which appears in IQ Real Return ETF’s Annual Report on Form N-CSR for the year ended April 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 28, 2022